Exhibit 99.1
BRC Inc. Reports Second Quarter 2024 Financial Results
Highlights

•Announces Q4 launch of Black Rifle Energy™ RTD, offering a clean energy alternative for national distribution in FY25 featuring BRCC's one-of-a-kind designs
•Wholesale revenue grew 8% compared to Q2 2023 while net revenue decreased 3% in Q2 2024 to $89.0 million
•Adjusted EBITDA of $8.5 million and Net Loss of $1.4 million, an increase of $8.4 million and $13.3 million, compared to Adjusted EBITDA of $0.1 million and a Net Loss of $14.7 million in Q2 2023
•Reiterates full year adjusted EBITDA guidance of $32 million to $42 million
SALT LAKE CITY, Utah – August 7, 2024 – BRC Inc. (NYSE: BRCC, the "Company"), the rapidly-growing, mission-driven premium coffee company creating long-term shareholder value through innovative brand strategy that elevates the service community, today announced financial results for the second quarter of fiscal year 2024.

“I am pleased with BRCC's continued delivery of healthy profitability and above average market growth. Our disciplined execution and increased margin have enabled investment in new initiatives and product innovation, and, in that spirit, I am incredibly excited about today's earlier announcement regarding the launch of Black Rifle Energy™. At Black Rifle we build our brand first … we are extremely proud of the share growth in our premium coffee business, and we’re equally proud to expand our product offerings to serve more customers during more drinking occasions. Our incredible associates have built an offering in the energy category that stays true to Black Rifle values and is complementary to our coffee offerings," said BRCC Chief Executive Officer Chris Mondzelewski. “At Black Rifle, our mission to support the Veteran and first responder community remains front and center as we drive the strong financial performance of our business.”

“The second quarter results exemplify our continued focus on operational excellence. We have driven a dramatic improvement in profitability across a host of metrics including gross margin, adjusted EBITDA, Net Income and Free Cash Flow.” said BRCC Chief Financial Officer Steve Kadenacy. “While our headline growth in the quarter did not meet our expectations, business development efforts in our wholesale business continue to gain steam and will drive material growth over the next 12-18 months. We continue to expect our coffee products to be in almost every significant grocery chain by the end of 2025 despite delayed refreshes at a few of these chains muting near-term revenue growth in the quarter."

Second Quarter 2024 Financial Highlights (in millions, except % data)

	Quarter To Date Comparisons
	2024	2023	$ Change	% Change
Net Revenue	$89.0	$91.9	$(2.9)	(3)%
Gross Profit	$37.2	$32.2	$5.0	16%
Gross Margin	41.9%	35.0%

Net Income (Loss)	$(1.4)	$(14.7)	$13.3
Adjusted EBITDA	$8.5	$0.1	$8.4

Second Quarter 2024 Results
Second quarter 2024 revenue decreased 3.2% to $89.0 million from $91.9 million in the second quarter of 2023. Wholesale revenue increased 7.6% to $53.8 million in the second quarter of 2024 from $50.0 million in the second quarter of 2023. Direct-to-Consumer ("DTC") revenue decreased 13.3% to $30.0 million in the second quarter of 2024 from $34.6 million during the second quarter of 2023. Revenue from Black Rifle Coffee shops ("Outposts") decreased 28.4% to $5.3 million in the second quarter of 2024 from $7.4 million in the second quarter of 2023. The Wholesale channel performance was primarily driven by continued penetration into the Food, Drug and Mass (“FDM”) market and growth in our Ready-to-Drink (“RTD”) product. In addition, RTD product sales increased through national distributors and retail accounts as our All Commodity Volume ("ACV") percentage increased 530 basis points to 46.8%. The decrease in DTC performance was primarily due to lower customer acquisition as we strategically shifted advertising spend to other areas of the business with higher returns. In addition, we have paused Outpost expansion and have shifted our efforts to work on store fundamentals in preparation for the implementation of our longer-term strategic growth plan.
Gross profit increased to $37.2 million in the second quarter of 2024 from $32.2 million in the second quarter of 2023, an increase of 15.5% year over year, with gross margin increasing 680 basis points to 41.9% from 35.0% for the second quarter of 2023, driven by product mix shift, productivity improvements in our RTD products, decreasing warehousing costs, and lower green coffee costs.
Marketing expenses increased 5.7% to $7.4 million in the second quarter of 2024 from $7.0 million in the second quarter of 2023. As a percentage of revenue, marketing expenses increased 70 basis points to 8.3% in the second quarter of 2024 as compared to 7.6% in the second quarter of 2023 as marketing and advertising spend has been favorably impacted by channel mix with revenue more heavily weighted to the Wholesale channel, partly offset by our expansion of partnerships, including our engagement with UFC.

Salaries, wages and benefits expenses decreased 4.3% to $17.6 million in the second quarter of 2024 from $18.4 million in the second quarter of 2023. As a percentage of revenue, salaries, wages and benefits expenses decreased 20 basis points to 19.8% in the second quarter of 2024 as compared to 20.0% for the second quarter of 2023. The decrease in salaries, wages and benefits expense was primarily due to lower compensation costs driven by reductions in headcount during 2023 for which we realized the full benefit in the first quarter of 2024.
General and administrative ("G&A") expenses decreased 43.5% to $10.9 million in the second quarter of 2024 from $19.3 million in the second quarter of 2023. As a percentage of revenue, G&A decreased 880 basis points to 12.2% in the second quarter of 2024 as compared to 21.0% in the second quarter of 2023, was due to reductions in our corporate infrastructure and support that were inefficient or duplicative, including professional services, information technology, and office space.
Net loss for the second quarter of 2024 was $1.4 million and Adjusted EBITDA was $8.5 million. This compares to net loss of $14.7 million and Adjusted EBITDA of $0.1 million in the second quarter of 2023.

Financial Outlook

BRC Inc. provides guidance based on current market conditions and expectations for revenue, gross margin and adjusted EBITDA, which is a non-GAAP financial measure.

For the full-year fiscal 2024, the Company updated its previous guidance as follows:

	FY2023	FY2024 Guidance (prev. reported)		FY2024 Guidance (Updated)
	Actual	Low	High	Low	High
Net Revenue (1)	$395.6	$430.0	$460.0	$385.0	$415.0
Growth	31%	9%	16%	(3)%	5%
Gross Margin	31.7%	37%	40%	39%	42%

Adj. EBITDA	$13.3	$32.0	$42.0	$32.0	$42.0
Free Cash Flow Conversion		80%		80%
(1) A barter transaction favorably impacted Net Revenue in 2023 by $28.9 million and projected Net Revenue in 2024 by $11.9 million. Excluding the impact of the barter transaction reduces revenue growth from 2022 to 2023 by 10% and increases projected Net Revenue growth in 2024 by 5%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking (i) Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), or (ii) Free Cash Flow Conversion to its most directly comparable GAAP measure, net cash provided by (used in) operating activities, in each case in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss) and net cash provided by operating activities. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA and Free Cash Flow Conversion.
Conference Call
A conference call to discuss the Company’s second quarter results is scheduled for August 8, 2024, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relations page of the Company’s website at ir.blackriflecoffee.com. For those unable to participate in the conference call, a replay will be available after the conclusion of the call through August 15, 2024. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13747286.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.

Forward-Looking Statements

This press release contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the launch of Black Rifle Energy™, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow and manage growth sustainably and retain our key employees; failure to achieve sustained profitability; negative publicity affecting our brand and reputation, or the reputation of key employees; failure to manage our debt obligations; failure to effectively make use of assets received under bartering transactions; failure by us to maintain our message as a supportive member of the Veteran and military communities and any other factors which may negatively affect the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience to retail partners and end users, including as a result of production defaults, or issues, including due to failures by one or more of our co-manufacturers, affecting the quality of our products, which may adversely affect our brand; decrease in success of the direct to consumer revenue channel; loss of one or more co-manufacturers, or delays, quality, or other production issues, including labor-related production issues at any of our co-manufacturers; failure to manage our supply chain, and accurately forecast our raw material and co-manufacturing requirements to support our needs; failure to effectively manage or distribute our products through our Wholesale business partners, especially our key Wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products, including as a result of ongoing supply chain disruptions, or our failure to effectively manage such third parties; changes in the market for high-quality coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new Black Rifle Coffee shops ("Outposts"), including failure to timely proceed through permitting and other development processes, or the failure of any new or existing Outposts to generate sufficient sales; failure to properly manage our rapid growth, inventory needs, and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties or otherwise; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchises; failure to raise additional capital to develop the business; risks related to supply chain disruptions; risks related to unionization of employees; failure to comply with federal state and local laws and regulations, or failure to prevail in civil litigation matters; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2024 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. These forward-looking statement speak only as of the date of this press release. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contacts:
Jason Martini: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue, net	$89,017	$91,947	$187,409	$175,437
Cost of goods sold	51,758	59,741	107,966	115,720
Gross profit	37,259	32,206	79,443	59,717
Operating expenses
Marketing and advertising	7,411	7,013	15,020	14,157
Salaries, wages and benefits	17,610	18,356	32,871	38,180
General and administrative	10,949	19,296	26,294	37,054
Other operating expense, net	311	1,202	324	1,202
Total operating expenses	36,281	45,867	74,509	90,593
Operating income (loss)	978	(13,661)	4,934	(30,876)

Non-operating income (expenses)
Interest expense, net	(2,301)	(791)	(4,352)	(1,114)
Other income (expense), net	—	(156)	—	117
Total non-operating expenses	(2,301)	(947)	(4,352)	(997)
Income (loss) before income taxes	(1,323)	(14,608)	582	(31,873)
Income tax expense	51	57	100	113
Net income (loss)	$(1,374)	$(14,665)	$482	$(31,986)
Less: Net income (loss) attributable to non-controlling interest	(892)	(10,437)	415	(22,958)
Net income (loss) attributable to BRC Inc.	$(482)	$(4,228)	$67	$(9,028)

Net income (loss) per share attributable to Class A Common Stock
Basic and diluted	$(0.01)	$(0.07)	$—	$(0.15)

Weighted-average shares of Class A Common Stock outstanding
Basic	68,209,081	58,741,717	67,260,724	58,607,290
Diluted	68,209,081	58,741,717	68,333,260	58,607,290

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$9,642	$12,448
Restricted cash	315	1,465
Accounts receivable, net	25,923	25,207
Inventories, net	44,793	56,465
Prepaid expenses and other current assets	18,696	12,153
Total current assets	99,369	107,738
Property, plant and equipment, net	65,384	68,326
Operating lease, right-of-use asset	31,680	36,214
Identifiable intangibles, net	388	418
Other	33,061	23,080
Total assets	$229,882	$235,776
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$34,162	$33,564
Accrued liabilities	37,072	34,911
Deferred revenue and gift card liability	5,592	11,030
Current maturities of long-term debt, net	14,037	2,297
Current operating lease liability	2,198	2,249
Current maturities of finance lease obligations	29	58
Total current liabilities	93,090	84,109
Non-current liabilities:
Long-term debt, net	52,450	68,683
Finance lease obligations, net of current maturities	25	23
Operating lease liability	31,743	35,929
Other non-current liabilities	420	524
Total non-current liabilities	84,638	105,159
Total liabilities	177,728	189,268

Stockholders’ equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 69,955,628 and 65,637,806 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	7	6
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 142,568,263 and 146,484,989 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	14	15
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	135,288	133,728
Accumulated deficit	(120,412)	(120,478)
Total BRC Inc.'s stockholders' equity	14,897	13,271
Non-controlling interests	37,257	33,237
Total stockholders' equity	52,154	46,508
Total liabilities and stockholders' equity	$229,882	$235,776

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income (loss)	$482	$(31,986)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,797	3,352
Equity-based compensation	5,257	5,049
Amortization of debt issuance costs	605	52
Loss on disposal of assets	881	128
Paid-in-kind interest	1,559	—
Other	151	1,202
Changes in operating assets and liabilities:
Accounts receivable, net	2,036	(2,058)
Inventories, net	(232)	(32,537)
Prepaid expenses and other assets	(4,778)	(2,248)
Accounts payable	2,010	22,112
Accrued liabilities	(1,203)	(5,043)
Deferred revenue and gift card liability	(5,438)	570
Operating lease liability	411	850
Other liabilities	674	100
Net cash provided by (used in) operating activities	7,212	(40,457)
Investing activities
Purchases of property, plant and equipment	(4,869)	(10,009)
Proceeds from sale of property and equipment	892	186
Net cash used in investing activities	(3,977)	(9,823)
Financing activities
Proceeds from issuance of long-term debt, net of discount	111,601	199,034
Debt issuance costs paid	(164)	(34)
Repayment of long-term debt	(118,472)	(167,783)
Financing lease obligations	(27)	(50)
Repayment of promissory note	(400)	(400)
Issuance of stock from the Employee Stock Purchase Plan	258	305
Proceeds from exercise of stock options	13	—
Net cash (used in) provided by financing activities	(7,191)	31,072
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,956)	(19,208)
Cash and cash equivalents, beginning of period	12,448	38,990
Restricted cash, beginning of period	1,465	—
Cash and cash equivalents, end of period	$9,642	$19,782
Restricted cash, end of period	$315	$—

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Non-cash operating activities
(Derecognition) Recognition of right-of-use operating lease assets	$(3,448)	$13,919
Recognition of revenue for inventory exchanged for prepaid advertising	$11,904	$—
Recognition of receivable from inventory purchase commitment	$3,000	$—

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	$445	$2,956

Supplemental cash flow information
Cash paid for income taxes	$345	$422
Cash paid for interest	$3,567	$1,324

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Wholesale	$53,761	$50,010	$114,189	$90,007
Direct to Consumer	29,970	34,586	62,584	71,366
Outpost	5,286	7,351	10,636	14,064
Total net sales	$89,017	$91,947	$187,409	$175,437

Key Operational Metrics
	June 30,
	2024	2023
FDM ACV %	40.0%	30.1%
RTD ACV %	46.8%	41.5%
DTC Subscribers	201,200	239,500
Outposts
Company-owned stores	18	17
Franchise stores	18	14
Total Outposts	36	31

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow Conversion, and Free Cash Flow. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA, Adjusted EBITDA, Free Cash Flow Conversion, and Free Cash Flow described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as adjusted for equity-based compensation, system implementation costs, executive, recruiting, relocation and sign-on bonus, write-off of site development costs, strategic initiative related costs, non-routine legal expenses, RTD start-up production issues, contract termination costs, restructuring fees and related costs, and RTD transformation costs. Investors should note that, beginning with results for the quarter ended December 31, 2022, we have modified the presentation of Adjusted EBITDA to no longer exclude Outpost pre-opening expenses, and beginning with the results for the quarter ended June 30, 2023, we have modified the presentation of Adjusted EBITDA to no longer exclude (i) expenses associated with certain legal expenses we have determined are no longer non-routine and (ii) cash expenses associated with RTD start-up and production issues. To conform to the current period’s presentation, we have excluded Outpost pre-opening expenses, the aforementioned legal expenses, and cash expenses associated with RTD start-up and production issues when presenting Adjusted EBITDA for the quarter and year ended June 30, 2024 and the quarter and year ended June 30, 2023.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

Free Cash Flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the Company's ability to generate cash to pursue opportunities that enhance shareholder value. We define Free Cash Flow as net cash provided by (used in) operating activities less cash outflows for purchases of property, plant and equipment plus proceeds from sale of property and equipment. We believe the presentation of Free Cash Flow is relevant and useful for investors because it measures cash generated internally that is available to service debt and fund inorganic growth or acquisitions. Free Cash Flow is the cash flow from operations after payment of capital expenditures that we can use to invest in our business and meet our current and future financing needs.

We define Free Cash Flow Conversion as Free Cash Flow divided by Adjusted EBITDA. We believe that Free Cash Flow Conversion is useful to the users of our financial statements as it is a measure of the Company's long-term cash flow generating capacity.

Free Cash Flow and Free Cash Flow Conversion are limited due to the fact that these are not measures of residual cash flow available for discretionary expenditures due to the payments required for debt service and other financing activities.

A reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(amounts in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$(1,374)	$(14,665)	$482	$(31,986)
Interest expense	2,301	791	4,352	1,114
Tax expense	51	57	100	113
Depreciation and amortization	2,384	1,633	4,797	3,352
EBITDA	$3,362	$(12,184)	$9,731	$(27,407)
Equity-based compensation(1)	3,305	2,543	5,257	5,049
System implementation costs(2)	140	1,171	520	1,862
Executive recruiting, relocation and sign-on bonus(3)	278	758	279	1,067
Write-off of site development costs(4)	1,041	277	2,222	1,062
Strategic initiative related costs(5)	—	282	—	1,505
Non-routine legal expense(6)	(327)	3,240	2,044	4,246
RTD start-up and production issues(7)	—	595	—	2,394
Contract termination costs(8)	—	188	—	730
Restructuring fees and related costs(9)	—	2,075	266	3,209
RTD transformation costs(10)	651	—	2,260	—
Impairment for assets held for sale(11)	—	1,202	—	1,202
Adjusted EBITDA	$8,450	$147	$22,579	$(5,081)

(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, consultants and a wholesale channel partner.
(2)Represents non-capitalizable costs associated with the implementation of our enterprise-wide systems.
(3)Represents nonrecurring payments made for executive recruitment, relocation, and sign-on bonuses.
(4)Represents the write-off of development costs for abandoned retail locations.
(5)Represents nonrecurring third-party consulting costs related to the planning and execution of our growth and productivity strategic initiatives.
(6)Represents legal costs and fees incurred in connection with certain non-routine legal disputes consisting of certain claims relating to deSPAC warrants and a commercial dispute with a former consultant resulting from the Company in-housing certain activities.
(7)Represents nonrecurring, non-cash costs and expense incurred as a result of our RTD start-up and production issue.
(8)Represents nonrecurring costs incurred for early termination of software and service contracts.
(9)Represents restructuring advisory fees, severance, and other related costs (previously included in footnote (3) and footnote (5)).
(10)Represents non-recurring, non-cash or non-operational costs associated with the transformation of our RTD business including loss on write-off of RTD inventory, discounts recognized on non-cash transactions, and other non-cash costs to transform our RTD business.
(11)Represents the adjustment recorded to recognize assets held for sale at their estimate net realizable value less estimated cost to sell.

A reconciliation of net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a non-GAAP measure is set forth below:

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(amounts in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$2,298	$(25,063)	$7,212	$(40,457)
Capital expenditures	(2,151)	(5,107)	(4,869)	(10,009)
Proceeds from sale of property and equipment	851	186	892	186
Free Cash Flow	$998	$(29,984)	$3,235	$(50,280)